UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 3, 2009

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

9800 59th Avenue North, Minneapolis, Minnesota 55442
(Address of principal executive offices)            (Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

On September 8, 2009, Select Comfort Corporation (the “Company”) issued a press release announcing that Broadridge Financial Solutions, Inc. had completed a recount of the vote at the Company’s recent special meeting of shareholders, which validated the initial results of the shareholder vote and reconfirmed that Select Comfort shareholders did not approve the Sterling Partners agreement.  The press release also summarized the results of a hearing held September 4, 2009 in the Delaware Chancery Court, in which the Court rejected Sterling Partners’ requests to require the Company to retain an additional independent third party to recount the vote and to prohibit the Company from terminating the Sterling Partners agreement.  The press release also stated that on September 3, 2009, Patrick Hopf, in his capacity as a Select Comfort shareholder, filed a lawsuit in Hennepin County, Minnesota, District Court seeking equitable relief against the company, its directors and certain officers with respect to, among other things, a recount of the vote from the Special Meeting of Shareholders held on August 27, 2009.  A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1	Press release of Select Comfort Corporation dated September 8, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: September 8, 2009	By:
Name: Mark A. Kimball
Title: Senior Vice President